United States

Securities And Exchange Commission

Washington, D.C. 20549

_________________

FORM 8—K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

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Date of report (date of earliest event reported):  October 7, 2005

RECOM MANAGED SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-111683 (Commission File Number)	87-0441351 (I.R.S. Employer Identification No.)

531 Main Street
Suite 301
Greenville, South Carolina 29601
(864) 233-2300

(Address of principal executive offices) (Zip Code)
(Registrant's telephone number, including area code)

N/A

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Recom Managed Systems, Inc. (“we”, “our company” or “Recom”) files this report on Form 8-K to report the following transactions or events:

Section 1 — Registrant’s Business and Operations

Item 1.02.

Termination of a Material Definitive Agreement

On October 7, 2005, Recom terminated two separate executory agreements originally entered into with TZ Medical, Inc. on September 10, 2005, an Asset Purchase Agreement relating to the purchase of TZ Medical’s event recorder and related line of heart monitor products, and a Joint Venture Agreement relating to the joint marketing of TZ Medical’s intracardiac catheter products.  Both agreements were terminated on the basis of failure to satisfy due diligence conditions to closure, including the provision of technical materials required by Recom to ascertain our ability to mate our amplification technology to TZ Medical’s products, and the receipt of sufficient economic data that will allow our board of directors to justify the overall economic benefits of the proposed transactions.  All associated agreements were also terminated, including prospective employment agreements.  As a result, there will be no dilution to existing Recom shareholders as a result of the proposed transactions with TZ Medical.

Upon further evaluation, Recom now believes that we can modify our amplification technology to independently operate with most intracardiac catheter products currently offered on the market, which would facilitate far more significant and broader market penetration for this product than would be the case were the company to limit this technology to a single product line as previously conceived.  The speed with which Recom developed and initially tested this prototype—even before Recom received any due diligence from TZ Medical under the foregoing agreements—provided positive assurances to our board of directors of these facts and of the propriety of this corporate decision.  Further, Recom believes that it will also be more advantageous for the company to further develop event recorder products incorporating our amplification technologies either independently or through joint venture agreements with marketing partners with much larger shares of the market than in the apparent case of TZ Medical.  Lastly, Recom’s intention to begin contract manufacturing in the very near future with respect to our model 100 heart monitor system supports our view that these additional technological developments can be brought to market more swiftly were Recom to act independently of TZ Medical, in that there was no due diligence from TZ Medical that justified any other conclusion and Recom’s independent due diligence supported this conclusion.

Recom continues to adhere to an initial product launch date for our model 100 heart monitor system later in this quarter.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Greenville, South Carolina, this 10th day of October, 2005.

RECOM MANAGED SYSTEMS, INC., a Delaware corporation
By:	/s/ Pamela M. Bunes
Pamela M. Bunes President and Chief Executive Officer (principal executive officer)